UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 6, 2018 (the “Effective Date”), Chaparral Energy, Inc. (the “Company”) and the stockholders who are parties to that certain Stockholders Agreement, dated as of March 21, 2017, by and among the Company and the stockholders named therein (as amended and supplemented from time to time, the “Stockholders Agreement”), entered into a First Amendment to the Stockholders Agreement (the “First Amendment”). The First Amendment amends the Stockholders Agreement to:

•	remove a restriction under the Stockholders Agreement that would permit the Company to become subject to Section 13 of the Securities Exchange Act of 1934, as amended, prior to December 15, 2018, without first obtaining the affirmative vote or written consent of the holders of at least two-thirds of the then issued and outstanding shares of Class A common stock and Class B common stock, par value $0.01 per share, of the Company (collectively, “Company Common Stock”); and

•	eliminate preemptive rights currently existing under the Stockholders Agreement which would be applicable to the issuance or sale of Company securities pursuant to a private placement or other transaction exempt from or not subject to the registration requirements of the Securities Act of 1933, as amended, to the extent such transaction does not result in the issuance of more than 100,000 shares of Company Common Stock and does not result in more than 100 new holders of Company Common Stock.

This description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in Item 1.01 hereto is incorporated by reference into this Item 3.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 6, 2018, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, stockholders of the Company voted on a proposal to approve and adopt the First Amendment in the form attached to the Notice of Special Meeting of Stockholders dated February 7, 2018. The First Amendment was approved by the requisite vote of the Company’s stockholders at the Special Meeting. The final voting results were as follows:

For	Against	Abstain
35,525,369	1,421	57,028

No other business properly came before the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	First Amendment to Stockholders Agreement, dated as of March 6, 2018, by and among Chaparral Energy, Inc. and the Stockholders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 9, 2018

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President